Exhibit 8.1

Subsidiaries

Company	Country	Percentage owned
ACC Alto las Condes Ltda.	Chile	44.9%
Administradora de Servicios Paris Ltda.	Chile	99.9%
Administradora TMO S.A.	Chile	99.9%
Banco Paris S.A.	Chile	99.9%
Banparis Corredores de Seguros Ltda.	Chile	99.9%
Cencosud Administradora de Procesos S.A.	Chile	99.9%
Cencosud Administradora de Tarjetas S.A.	Chile	99.9%
Cencosud Argentina SpA	Chile	99.9%
Cencosud Corredores de Seguros y Servicios Ltda.	Chile	99.9%
Cencosud Internacional Argentina SpA	Chile	99.9%
Cencosud Internacional Ltda.	Chile	99.9%
Cencosud Retail S.A.	Chile	99.9%
Cencosud Retail Administradora Ltda.	Chile	99.9%
Cencosud Servicios Integrales S.A.	Chile	99.9%
Cencosud Shopping CentersS.A.	Chile	99.9%
Circulo Más S.A.	Chile	99.9%
Comercial Food and Fantasy Ltda.	Chile	90.0%
ComercializadoraCostaneraCenter S.p.A	Chile	99.9%
Costanera CenterS.A.	Chile	99.9%
Easy Administradora Norte S.A.	Chile	99.6%
Easy S.A.	Chile	99.6%
Eurofashion Ltda.	Chile	99.9%
Inmobiliaria Bilbao Ltda.	Chile	99.9%
Inmobiliaria Mall Viña Del Mar S.A.	Chile	33.3%
Inmobiliaria Santa Isabel S.A.	Chile	99.9%
Johnson’s Mega San Bernardo S.A.	Chile	99.9%
Jumbo Administradora Norte S.A.	Chile	99.9%
Jumbo Administradora S.A.	Chile	99.9%
Jumbo Administradora Temuco S.A.	Chile	99.9%
Jumbo Argentina SpA	Chile	99.9%
Jumbo Supermercados Administradora Ltda.	Chile	99.9%
Logistica y Distribución Paris Ltda.	Chile	99.9%
MegaJohnson’s Administradora S.A.	Chile	99.9%
MegaJohnson’s Maipu S.A.	Chile	99.9%
MegaJohnson’s Puente Alto S.A.	Chile	99.9%
MegaJohnson’s Puente S.A.	Chile	99.9%
MegaJohnson’s S.A.	Chile	99.9%
MegaJohnson’s Viña del Mar S.A.	Chile	99.9%
MegaJohnson’s Quilin S.A.	Chile	99.9%
Meldar Capacitación Ltda.	Chile	99.9%
Mercado Mayorista P y P Ltda.	Chile	90.0%
Paris Administradora Centro Ltda.	Chile	99.9%
Paris Administradora Ltda.	Chile	99.9%
Paris Administradora Sur Ltda.	Chile	99.9%
Paris Administradora Norte Ltda.	Chile	99.9%
Santa Isabel Administradora Norte Ltda.	Chile	99.9%
Santa Isabel Administradora S.A.	Chile	99.9%
Santa Isabel Administradora Sur Ltda.	Chile	99.9%

Company	Country	Percentage owned
Sociedad Comercial de Tiendas S.A.	Chile	99.9%
Sociedad Comercializadora de Vestuario FES Ltda.	Chile	99.9%
Viajes Paris S.A.	Chile	99.9%
Agrojumbo S.A.	Argentina	87.4%
Agropecuaria Anjullon S.A.	Argentina	99.9%
Blaisten S.A.	Argentina	99.9%
Cavas y Viñas El Acequion S.A.	Argentina	99.9%
Carnes Huinca S.A.	Argentina	50.0%
Cencosud S.A.	Argentina	99.9%
Corminas S.A.	Argentina	99.9%
Invor S.A.	Argentina	99.9%
Jumbo Retail Argentina S.A.	Argentina	99.9%
Pacuy S.A.	Argentina	99.9%
Supermercados Davi S.A.	Argentina	99.9%
Unicenter S.A.	Argentina	99.9%
SUDCO Servicios Regionales S.A.	Uruguay	100.0%
Cencosud Colombia S.A.	Colombia	99.9%
Cencosud Brasil S.A.	Brazil	99.9%
Cencosud Brasil Comercial Ltda.	Brazil	99.9%
GBarbosa Holding S.A.	Brazil	99.9%
Mercantil Rodriguez Comercial Ltda.	Brazil	99.9%
Perini Comercial de Alimentos Ltda.	Brazil	99.9%
GBarbosa Holding LLC	U.S.	99.9%
Almacenes Metro S.A.	Peru	99.9%
Banco Cencosud S.A.	Peru	99.9%
Cencosud Perú S.A.	Peru	99.9%
Cinco Robles SAC	Peru	99.9%
E. Wong S.A.	Peru	99.9%
Cencosud Retail Perú S.A.	Peru	99.9%
ISMB Supermercado S.A.	Peru	99.6%
Las Hadas Inversionistas S.A.	Peru	99.9%
Teledistribución S.A.	Peru	99.9%
Loyalty Perú SAC	Peru	42.5%
Travel International Partners Peru S.A.	Peru	99.9%
Tres Palmeras S.A.	Peru	99.9%
Cencosud (Shanghai) Trading Co., Ltd.	China	100%